Exhibit 99.1

Contact:

At The Company:

Andrew J. Kandalepas

Tel:  847.925.1885

Fax: 847.925.1859

Andrew@wellnesscenterusa.com

FOR IMMEDIATE RELEASE

Wellness Center USA, Inc. Signs Agreement to Acquire Psoria-Shield Inc.

Psoria-Shield technology treats Psoriasis, Eczema, Alopecia Areata, Vitiligo and other ultraviolet-treatable skin diseases

SCHAUMBURG, IL, June 21, 2012 /PRNewswire/ - Wellness Center USA, Inc. (OTCQB/OTCBB: WCUI), a Schaumburg IL based healthcare and nutraceutical company, today announced the signing of a share exchange agreement to acquire Psoria-Shield Inc (PSI), a Tampa, FL based developer and manufacturer of UltraViolet (UV) phototherapy devices for the treatment of skin diseases.

Psoria-Shield’s FDA cleared, patent-pending flagship product “Psoria-Light®” is the first deep UV LED “Targeted Phototherapy” device to effectively treat Psoriasis, Eczema, Alopecia Areata, Vitiligo and other ultraviolet-treatable skin diseases affecting an estimated 11% of the world population.

Psoria-Light is the latest accomplishment of Psoria-Shield’s medical engineering team, the same team which previously developed over 40 FDA cleared, CE marked, ISO manufactured Class II medical devices sold worldwide. Psoria-Light is “Made in the USA” at Psoria-Shield’s FDA-registered manufacturing facility in Tampa, FL under their ISO 13485 certified quality system.

“The Psoria-Shield acquisition creates shareholder value through sales revenue potential as well as new product development to our company’s pending cognitive neuroscience acquisition, CNS-Wellness. With CNS and now Psoria-Shield, the door is wide open for us to align Wellness Center USA with other innovative healthcare solutions that reinforce our ‘well-being of mind and body’ strategy”, said Andrew Kandalepas, Chairman and CEO of Wellness Center USA Inc. “We’re not just acquiring revenue potential, we’re acquiring the very best in human resources”, Kandalepas continued.

Psoria-Light® delivers targeted UV phototherapy, either monochromatic UVB or UVA light, using deep UV LEDs.  “Targeted UV Phototherapy”, as opposed to general UV phototherapy, involves high dosages of ultraviolet light focused on affected tissue only, clearing disorders such as psoriasis in just six to ten treatments.  The breakthrough LED technology allows medical assistants and technicians to provide targeted UV phototherapy to patients without dangerous light exposure or painful injections. The device is simple to operate by medical assistants and technicians who can generate excellent revenue for the practice, leaving doctors and higher-wage staff free to perform more complex procedures.

Psoria-Light’s patent-pending emitter adapts deep UV LED technology jointly developed and utilized for photoelectron generation projects by Stanford University, NASA Ames Research Center, NASA Goddard Space Flight Center, the European Space Agency (ESA) and DARPA.  Today, Psoria-Light is recognized by the Space Foundation (spacefoundation.org) exclusively in their market as a Certified Space Technology for this achievement (http://www.spacecertification.org/certified-products/psoria-light).  “The gift of good health is invaluable and Psoria-Shield is a truly outstanding example of how technologies developed for or improved through space applications provide life-enhancing and life-saving benefits for us all," said Kevin Cook, Space Foundation, Director of Space Awareness Programs.

Psoria-Light’s lower cost of ownership reduces costs for healthcare providers, the government healthcare system, and insurance companies allowing increased patient access to this vital therapeutic modality.  Psoria-Light is now shipping to dermatologists, medical solution providers, distributors and resellers both domestic and international.

“We are pleased to join Wellness Center USA in its quest to improve patients’ Quality of Life through research and innovative technologies.  This acquisition will increase value for our shareholders, create greater exposure for our products, and harness our design and manufacturing abilities for multiple projects”, comments Scot Johnson, President and CEO of Psoria-Shield.

About Wellness Center USA, Inc.  http://wellnesscenterusa.com/

Wellness Center USA Inc., is a newly formed business created to address important healthcare and wellness needs; through break-through solutions, centered on the “well-being of the body and mind”. Such solutions include advanced nutritional products, alternative and complementary medicine (ACM), and behavioral health services.

Wellness Center USA Inc.’s first business unit (www.aminofactory.com) is an online market place for modern nutrition of vitamins and supplements. Its products are amino acid based, sold to the general public and sports minded enthusiasts. Our present portfolios of amino acids sold through aminofactory.com are: Beta Alamine, Acetyl L-Carnitine, Ajinomoto L-Leucine, Ajinomoto L-Glutamine, and Ajinomoto Instantized BCAA.

Wellness Center USA Inc.’s second business unit will be the recently announced acquisition of CNS Wellness (www.cns-wellness.com). CNS-Wellness is an operating cognitive science clinic business, specializing in the treatment of behavioral health disorders in at least three focus areas: a) stress related disorders including anxiety and panic attacks, depression, and obsessive-compulsive spectrum disorders, b) developmental and learning disorders such as autistic spectrum issues and Asperser’s syndrome, AD/HD, learning differences and birth trauma-related issues, and c) purely brain-based issues including epilepsy and seizure disorder, traumatic brain injuries, and related acquired brain syndromes

About Psoria-Shield, Inc.  http://psoria-shield.com/

Psoria-Shield Inc., a Tampa FL company, designs, manufactures, and distributes medical devices to domestic and international markets.  The employ full-time engineering, quality, production, and sales staff and operate and manufacture within an ISO 13485 certified quality system.  Their flagship product, Psoria-Light, is FDA-cleared and CE marked and delivers targeted UV phototherapy for the treatment of certain skin disorders.

About Space Certification™

Products and services that display the Space Certification™ seal are guaranteed to have stemmed from or been dramatically improved by technologies originally developed for space exploration or to have significant impact in teaching people about the value of space utilization. Developed and administered by the Space Foundation, the world's foremost advocate for all sectors of the space industry, the Space Certification program serves three purposes:

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Providing a unique marketing edge for Space Certification partners

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Demonstrating to the public how space technologies now improve life on Earth

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Making space knowledge more interesting and accessible to everyone

There are three classifications of Space Foundation Certified Products:

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Certified Technology Products - Products or services that directly result from space technology or space program development or advances in space technology

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Certified Educational Products - Products used in educational environments to stimulate interest in and knowledge about space

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Certified Imagination Products - Entertainment products, games or toys that increase interest in and excitement for space and inspire new generations to take an active interest in space

Space Certification products and services have been scrutinized by the Space Foundation, which works closely with NASA, the European Space Agency (ESA) and other organizations engaged in space research and development to identify and validate that they are eligible for and deserving of recognition. For more about Space Certification, go to www.spacefoundation.org/space-certification.

About the Space Foundation

The foremost advocate for all sectors of the space industry and an expert in all aspects of space, the Space Foundation is a global, nonprofit leader in space awareness activities, educational programs that bring space into the classroom and major industry events, including the National Space Symposium, all in support of its mission "to advance space-related endeavors to inspire, enable and propel humanity." The Space Foundation publishes The Space Report: The Authoritative Guide to Global Space Activity and provides three indexes that track daily performance of the space industry. Through its Space Certification and Space Technology Hall of Fame® programs, the Space Foundation recognizes space-based technologies and innovations that have been adapted to improve life on Earth. Founded in 1983 and headquartered in Colorado Springs, the Space Foundation conducts research and analysis and government affairs activities from its Washington, D.C., office and has a field office in Houston, Texas. For more information, visit www.SpaceFoundation.org. Follow us on Facebook, LinkedIn and Twitter, and read about the latest space news and Space Foundation activities in Space Watch.

Safe Harbor Statement:

Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include statements regarding the proposed exchange transaction, the anticipated closing date of the transaction and anticipated future results following a closing of the transaction.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  While it is not possible to identify all factors, risks and uncertainties that might relate to, affect or arise from the proposed transaction, and which might cause actual results to differ materially from expected results, such factors, risks and uncertainties include delays in completing the transaction, difficulties in integrating operations following the transaction, difficulties in manufacturing and delivering products, potential market rejection of products or services, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the parties are engaged, changes in the securities markets and other factors, risks and uncertainties disclosed from time to time in documents that the Company files with the SEC.